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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on Home BancShares, Inc. and TCBancorp, Inc. dated March 11, 2005, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Home BancShares, Inc. for the registration of its common stock.


                                                 /s/ ERNST & YOUNG LLP


Dallas, Texas

March 13, 2006